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                                                                  March 24, 1998


BMC Industries, Inc.
2 Appletree Square, Suite 400
8011 34th Avenue South
Minneapolis, MN 55425
Attention: Jeffrey J. Hattara
Vice President of Finance & Administration,
Chief Financial Officer

Ladies and Gentlemen:

          You have informed Bankers Trust Company ("BTCo") and NBD Bank ("NBD" and together with BTCo, the "Underwriters") that you are presently considering a transaction (the "Acquisition") in which BMC Industries, Inc., a Minnesota corporation (the "Company"), will acquire substantially all of the assets of Orcolite, a division of Monsanto Company (the "Orcolite Assets") and the business related to the Orcolite Assets (the "Business"), for approximately $100 million in cash.

          The Underwriters understand that the Company will require a credit facility (the "Credit Facility") aggregating up to $275 million (the "Credit Amount"). The Credit Amount will be used to provide funds necessary to finance the Acquisition, to refinance certain indebtedness of the Company, to pay certain fees and expenses incurred in connection with the Acquisition and for general corporate and working capital purposes. We currently contemplate that the Credit Facility would consist of a $275 million five year senior unsecured revolving facility.

          BTCo is pleased to confirm that it is willing to commit to provide on the terms and conditions set forth herein and in Exhibit A attached hereto (the "Term Sheet") two-thirds of the Credit Amount ($183,334,250). NBD is pleased to confirm that it is willing to commit to provide on the terms and conditions set forth herein and in Exhibit A attached hereto (the "Term Sheet") the remaining one-third of the Credit Amount ($91,665,750). In connection with the Credit Facility, BTCo shall act as administrative agent (the "Administrative Agent") for the Credit Facility. BTCo and NBD each reserve the right, prior to or after execution of the definitive credit documentation with respect to the Credit Facility, to syndicate all or part of its commitments to one or more financial institutions or other institutional "accredited investors" (as defined in Regulation D of the Securities


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Act of 1933, as amended) (collectively, the "Lenders" and each a "Lender") that will become parties to such definitive credit documentation pursuant to a syndication managed by BTCo.

          The proposed financial terms and conditions for the Credit Facility are based upon our review to date of certain information about the Company and its subsidiaries provided to the Underwriters by you. If either of the Underwriter's due diligence review of materials about the Company and its subsidiaries discloses, or either of the Underwriter's otherwise discovers, information not previously disclosed to such Underwriter which such Underwriter reasonably believes has or is reasonably likely to have a material adverse effect on the business, assets, financial condition or prospects of the Company and its subsidiaries taken as a whole, and the transactions contemplated hereby, the Underwriters may, in their sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Underwriters or decline to provide the financing.

          The Underwriters intend to commence syndication efforts promptly after your execution of this letter, and you agree actively to assist the Underwriters in achieving a syndication that is satisfactory to the Underwriters and you. Such syndication will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Company and its affiliates and the proposed syndicate members. To assist the Underwriters in their syndication efforts, you hereby agree (i) to provide and cause your advisors to provide the Underwriters and the other syndicate members upon request with all information reasonably deemed necessary by the Underwriters to complete syndication, including but not limited to financial projections, pro forma financial statements and other information and evaluations prepared by the Company and its affiliates and their respective advisors, or on their behalf, relating to the transactions contemplated hereby,
(ii) to assist the Underwriters upon their reasonable request in the preparation of an Information Memorandum to be used in connection with the syndication of the Credit Facilities, and (iii) to otherwise assist the Underwriters in its syndication efforts, including by making officers of the Company and its affiliates available from time to time to attend and make presentations regarding the business and prospects of the Company and its subsidiaries, as appropriate, at a meeting or meetings of Lenders or prospective Lenders.

          The Underwriters will not be obligated to enter into or make the initial loan under the Credit Facility unless and until all of the following conditions and the conditions otherwise set forth herein and in the Term Sheet have been met:

          (a) The structure and all terms of, and the documentation for, each component of the Acquisition shall be satisfactory to the Underwriters including, without limitation, the agreements and documentation pertaining to the Credit Facility (the "Loan Documentation") The Loan Documentation shall contain such covenants, terms, conditions, representations, warranties and events of default (in addition to those referred to herein or in the Term Sheet) as are customarily included by the Underwriters in agreements governing transactions of the kind and subject to negotiation between the Underwriters and the Company;


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          (b)  The Acquisition shall have been consummated in all material respects in accordance with the documentation therefore and all applicable laws. All necessary material governmental and third party approvals and/or consents in connection with the Acquisition, the transactions contemplated by the Credit Facility and otherwise referred to herein shall have been obtained and remain in effect;

          (c) There shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Acquisition or the transactions contemplated by the Credit Facility;

          (d) The results of each of the Underwriters' due diligence review, analysis and testing of the assets, liabilities, commitments, contingencies, results of operations and prospects of the Company and its subsidiaries and the Orcolite Assets and Orcolite Business shall be acceptable to the Underwriters;

          (e) Financial projections and pro forma financial statements for Borrower and its subsidiaries shall have been delivered to the Underwriters in form satisfactory to the Underwriters and such projections and pro forma financial statements, including any assumptions made therein, shall be reasonable, as determined by the Underwriters in their sole discretion;

          (f) Since December 31, 1997, there shall have been no (i) material adverse change in, or event materially and adversely affecting, the assets liabilities, business, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole or (ii) material adverse change in, or event materially and adversely affecting, the assets, liabilities, business, operations or condition (financial or otherwise) of the Orcolite Business which, on a pro forma basis, would have a material adverse effect on the Company and its subsidiaries taken as a whole; and

          (g) There shall have been no material adverse change after the date hereof in the syndication market for credit facilities similar in nature to the Credit Facility contemplated herein, and there shall not have occurred and be continuing any material disruption of, or a material adverse change in, the financial, banking or capital markets that would have a material adverse effect on the syndication of the Credit Facility, in each case, as determined by each Underwriter in its sole discretion.

          The Loan Documentation shall be prepared by Winston & Strawn as special counsel to BTCo and the Administrative Agent. The reasonable costs and expenses of Winston & Strawn in connection with the preparation, execution and delivery of this letter, the Loan Documentation and the transactions contemplated hereby and thereby and all other reasonable out-of-pocket costs and expenses of BTCo and the Administrative Agent (including, without limitation, the costs and expenses of syndication and of outside advisors and consultants) in connection therewith (including in connection with the transactions contemplated by the Acquisition Agreement and the Loan Documentation) shall be for your account, whether or not


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any portion of the Credit Facilities is made available and whether or not the
Acquisition Agreement or the Acquisition is consummated.

          To induce the Underwriters to enter into this letter, the Company hereby agrees to indemnify and hold harmless each of the Underwriters and each director, officer, employee, agent, attorney and affiliate thereof (each an "Indemnified Person") from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve either or both of the Underwriters or any such indemnified person as a result of or arising out of or in any way related to or resulting from this letter or the transactions contemplated hereby and, upon demand, to pay and reimburse the Underwriters and each indemnified person for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not the Underwriters or any such indemnified person is a party to any action or proceeding out of which any such expenses arise); Provided, However, the Company shall not indemnify any indemnified person pursuant to this paragraph against any loss, claim, damage, expense or liability resulting from the gross negligence or willful misconduct of such indemnified person. The foregoing provisions of this paragraph shall be in addition to any rights that an indemnified party shall have at common law or otherwise. Neither the Underwriters nor any indemnified person shall be responsible or liable for consequential or punitive damages which may be alleged as a result of this letter.

          Each of the Underwriters reserves the right to employ the services of its affiliates in providing the services contemplated by this letter and to allocate, in whole or in part to such affiliate, certain fees payable to BTCo or NBD in such manner as such affiliates and BTCo or NBD, as applicable, may agree in their sole discretion. You acknowledge that each Underwriter may share with any of its affiliates, and such affiliates may share with BTCo or NBD, as applicable, any information relating to the matters contemplated hereby, including the Acquisition, the Orcolite Assets, the Orcolite Business, the Company and its subsidiaries and affiliates, including any information as to the creditworthiness of any such entities. Each of the Underwriters agrees to treat, and cause any such affiliate to treat, any non-public information provided to it by you, the Company or any of your affiliates, as confidential information in accordance with customary banking industry practices.

          Except as described above, the provisions of the immediately preceding three paragraphs shall survive any termination of this letter.

          You hereby represent and covenant that (i) all information which has been or is hereafter made available to the Underwriters or the other Lenders by you or any of your representatives in connection with the transactions contemplated hereby (the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading (it being understood by the


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Underwriters that any representations by you as to any information relating to Seller and its subsidiaries is made to your best knowledge and is based solely on publicly available information) and (ii) all financial projections concerning the Company and its subsidiaries and Seller and its subsidiaries that have or are hereafter made available to the Underwriters or the other Lenders by you in connection with the transactions contemplated hereby (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to supplement the Information and the Projections from time to time until the closing date of the Acquisition so that the representation and warranty in the preceding sentence is true and correct on such closing date. You acknowledge that in arranging and syndicating the Credit Facility, the Underwriters will be using and relying on the Information and Projections without independent verification thereof. In issuing this commitment and undertaking, as the case may be, the Underwriters are relying on the accuracy of the information furnished by you or on your behalf.

          Each of the Underwriters' obligations hereunder shall terminate on the first to occur of (x) May 15, 1998 unless a definitive agreement providing for the Acquisition has been entered into by the Company (and/or its respective Affiliates) and Monsanto Company (with such agreement being herein called the "Acquisition Agreement"), (y) on June 1, 1998, unless the Acquisition has been consummated and the initial borrowing date under the Credit Facility (the "Closing Date") shall have occurred or (z) at any time prior to June 1, 1998 if the Acquisition Agreement, or your rights to consummate the Acquisition thereunder, terminates.

          If you are in agreement with the foregoing, please sign and return to BTCo a copy of this letter, together with an executed copy of the letter agreement dated the date hereof providing for certain fees and expenses payable to BTCo (the "BTCo Fee Letter") and return to NBD a copy of this letter, together with an executed copy of the letter agreement dated the date hereof providing for certain fees and expenses payable to NBD (the "NBD Fee Letter"). This offer shall terminate at 4:00 p.m., New York time, on March 31, 1998 unless a signed copy of this letter, together with a signed copy of the BTCo Fee Letter, has been delivered to BTCo and a signed copy of this letter, together with a signed copy of the NBD Fee Letter, has been delivered to NBD (including by way of facsimile transmission) by such time. If this letter is not accepted by you as provided in the immediately preceding sentence, you are to immediately return this letter (and any copies hereof) to the undersigned. After such acceptance, this letter and its contents shall not be disclosed by you except in furtherance of, and to other proposed participants in, the transactions contemplated by such letter and, in any event, this letter shall not be disclosed publicly (unless required by law) without the prior written consent of the Underwriters, except that, following your acceptance of this letter, you may make public disclosure of the existence and amount of each of the Underwriters' commitment, you may file a copy of this letter in any public record in which it is required by law to be filed and you may make such other public disclosures of the terms and conditions hereof as you are required by law, in the opinion of your counsel, to make. The BTCo Fee Letter and the contents thereof, shall not be disclosed by you without the prior written consent of BTCo. The NBD Fee Letter and the contents thereof, shall not be disclosed by you without the prior written consent of NBD.


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          This letter may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which when taken together shall constitute one agreement. This letter, together with the BTCo Fee Letter and the NBD Fee Letter embodies the entire agreement and understanding between you and the Underwriters with respect to the Credit Facility and supersedes all prior agreements and understandings relating to the subject matter hereof. You acknowledge, however, that BTCo and NBD and/or any of their affiliates may be providing other services and/or other financing to you in connection with the Acquisition and that this letter relates only to the Credit Facility, with all such other services and financing to be agreed upon pursuant to other documentation. This letter may only be amended in writing.


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          THIS LETTER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS AND ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS LETTER IS HEREBY WAIVED. YOU HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS LETTER OR ANY MATTERS CONTEMPLATED HEREBY.

                              Very truly yours,

                              BANKERS TRUST COMPANY


                              By:       /s/  Virginia M. Sermier
                              Name:          Virginia M. Sermier
                              Title:         Managing Director

                              NBD BANK


                              By:       /s/  Carolann M. Morykwas
                              Name:          Carolann M. Morykwas
                              Title:         Authorized Agent

Accepted and Agreed to
this 24th day of March, 1998


BMC INDUSTRIES, INC.


By:       /s/  Jeffrey J. Hattara
Name:          Jeffrey J. Hattara
Title:         Vice President, Finance and Administration,
               Chief Financial Officer


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